EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1, of our report dated May 18, 2011, relating to the financial statements of Infinity China 2 Acquisition Corp. (a corporation in the development stage) and to the reference to our Firm under the caption “Experts” in the Prospectus.

Tel Aviv, Israel
May 18, 2011

Ziv Haft
Certified Public Accountants (Isr)
BDO Member Firm